News Release
www.aviatnetworks.com
Aviat Networks Announces Fiscal 2019
Second Quarter and Six Months Financial Results
MILPITAS, Calif., February 11, 2019 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or the “Company”), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2019 second quarter and six months ended December 28, 2018.
“We had a very strong second quarter, with revenue and Adjusted EBITDA coming in at the high-end of our most recent guidance. Bookings were exceptionally strong and through the first half of the year, our book to bill was above 1 and our backlog continued to build,” stated Michael Pangia, President and Chief Executive Officer of Aviat Networks. “Our business is tracking to plan, and we anticipate continued momentum throughout this fiscal year. While there can always be project delays or macro-economic issues that impact quarterly results, we have increased confidence in our ability to meet our top- and bottom-line objectives this fiscal year.”
Fiscal 2019 Second Quarter and Six Months Results Comparisons
The Company reported total revenues of $65.1 million for its fiscal 2019 second quarter as compared to $61.7 million in the comparable fiscal 2018 period, an increase of $3.4 million or 5.5%. Driving the year-over-year improvement was a $3.0 million or 12.3% increase in international revenue and a $0.3 million or 0.9% increase in North America revenue. Additionally, the Company reported a sequential increase in revenue of $4.6 million or 7.6% when compared to the fiscal 2019 first quarter ended September 28, 2018. Further, revenue for the fiscal 2019 second quarter came in just above the high-end of the Company’s prior guidance. For the first six months of fiscal 2019, the Company reported total revenue of $125.6 million, a $7.7 million or 6.5% improvement as compared to $117.9 million reported for the first six months of fiscal 2018. International revenue for the first six months of fiscal 2019 was $60.5 million as compared to $49.9 million, an improvement of $10.6 million or 21.2%. North America revenue for the comparable first six-month periods of fiscal 2019 and fiscal 2018 was $65.1 million and $68.0 million, respectively, with the year-over-year decline related primarily to timing as certain projects were delayed.

GAAP gross margin for the fiscal 2019 second quarter was 34.6%, as compared to 35.5% in the comparable fiscal 2018 period, a decrease of 90 basis points. Non-GAAP gross margin for the fiscal 2019 second quarter was 34.6%, as compared to 35.3% in the comparable fiscal 2018 period, a decrease of 70 basis points. On a sequential basis when compared to the fiscal 2019 first quarter ended September 28, 2018, non-GAAP gross margin increased by 500 basis points. Further, non-GAAP gross margin for the fiscal 2019 second quarter was modestly better than the mid-point of the Company’s prior guidance. Both GAAP and non-GAAP gross margin for the first six months of fiscal 2019 were 32.2% as compared to 33.2% reported in the first six months of fiscal 2018. The year-over-year decline in both GAAP and non-GAAP gross margin was primarily attributed to higher International revenue as a percentage of the total mix.
GAAP total operating expenses, excluding restructuring charges, for the fiscal 2019 second quarter were $19.6 million as compared to $19.2 million in the comparable fiscal 2018 period, an increase of $0.4 million or 1.9%. Non-GAAP total operating expenses for the fiscal 2019 second quarter, excluding the impact of share-based compensation and restructuring charges, were $19.2 million as compared to $18.2 million reported in the fiscal 2018 second quarter, an increase of $0.9 million or 5.0%. The increase in non-GAAP operating expenses was primarily related to higher investments in growth-related activities, including sales, marketing and research and development. For the first six months of fiscal 2019, GAAP total operating expenses, excluding restructuring charges, were $38.3 million as compared to $37.8 million in the comparable fiscal 2018 period, an increase of $0.5 million or 1.3%. Non-GAAP total operating expenses for the first six months of fiscal 2019 were $37.4 million as compared to $35.8 million, an increase of $1.6 million or 4.4%. Similar to the quarterly comparisons, the increase in non-GAAP expenses year-over-year was due primarily to higher investments in growth-related areas.
GAAP operating income was $2.9 million for the fiscal 2019 second quarter, as compared to GAAP operating income of $2.9 million for the comparable fiscal 2018 period. Non-GAAP operating income was $3.4 million for the fiscal 2019 second quarter as compared to $3.5 million for the comparable fiscal 2018 period. For the fiscal 2019 six-month period, the Company reported GAAP operating income of $1.4 million as compared to $1.7 million in the comparable year-ago period. For the fiscal 2019 six-month period, the Company reported non-GAAP operating income of $3.0 million as compared to $3.3 million for the fiscal 2018 six-month period. Further, on a sequential basis when compared to the fiscal 2019 first quarter, the Company reported an improvement of $4.4 million and $3.8 million, respectively, in GAAP and non-GAAP operating income.
For the fiscal 2019 second quarter, the Company reported GAAP net income of $2.3 million, or income per diluted share of $0.41, and non-GAAP net income of $3.1 million, or income per diluted share of $0.54. This compares to GAAP net income of $5.1 million or income per diluted share of $0.90 and non-GAAP net income of $3.0 million or income per diluted share of $0.53 for the comparable three-month period in fiscal 2018. For this six-month period in fiscal 2019, the Company reported GAAP net income of $1.6 million or income per diluted share of $0.28 and non-GAAP net income of $2.4 million or income per diluted share of $0.43. This compares to GAAP net income of $4.4 million or income per diluted share of $0.79 and non-GAAP net income of $2.3 million or income per diluted share of $0.42 for the comparable six-month period in fiscal 2018. Note, both the second quarter and six-month period in fiscal 2018 included a benefit from income taxes of $2.6 million and $3.2 million, respectively, whereas the second quarter and six-month period in fiscal 2019 included a provision for income taxes of $0.5 million and a benefit of $0.2 million, respectively.
Adjusted EBITDA for the fiscal 2019 second quarter was $4.5 million, as compared to Adjusted EBITDA of $4.6 million for the comparable fiscal 2018 period. Adjusted EBITDA for the fiscal 2019 six-month period was $5.4 million as compared to Adjusted EBITDA of $5.4 million for the comparable six-month period in fiscal 2018. On a sequential basis when compared to the fiscal first quarter ended September 28, 2018, the Company reported an improvement in Adjusted EBITDA of $3.6 million.
Balance Sheet Updates
When comparing against the fiscal 2019 first quarter, cash, cash equivalents and restricted cash increased by $3.1 million in the fiscal 2019 second quarter and collections have improved since quarter-end. Cash, cash equivalents, and restricted cash were $31.5 million as of December 28, 2018, as compared to $37.4 million as of June 29, 2018, a decrease of $5.9 million. The decrease in cash as compared to the fiscal 2018 year-end was attributable to an increase in working capital requirements, stemming from an increasing number of projects, mainly in North America, that require higher working capital, timing related to cash collection with a few of our larger customers in the Middle East and Africa and activity related to our share repurchase program. Consistent with past remarks, the Company anticipates it will end fiscal 2019 with a higher cash balance than at the end of fiscal 2018.
A reconciliation of GAAP to non-GAAP financial measures for the second quarter of fiscal 2019 along with the accompanying notes is provided in Table 3 below.
Fiscal 2019 Second Half Outlook

•
The Company expects revenue in the second half of fiscal 2019 to be in the range of $125.0 million - $130.0 million, which would result in total revenue of ~$250.0 million to $255.0 million in fiscal 2019 or growth of ~3.1% to 5.2%. The Company noted that fiscal fourth quarter revenues are anticipated to be higher than the fiscal third quarter, primarily driven by the international market.

•
Non-GAAP gross margins in the second half of fiscal 2019 are anticipated to be 34.0% - 35.0%, dependent on revenue mix in the second half of the fiscal year. We anticipate non-GAAP gross margin to be modestly better in the fourth quarter, compared to the third quarter, primarily due to higher volume. This would result in non-GAAP gross margin of ~33% in fiscal 2019, with both the third and fourth fiscal quarters anticipated to be within the projected range.

•
Non-GAAP operating expenses in the second half of fiscal 2019 are anticipated to be in the range of $38.0 million - $39.0 million, with the higher end of the range dependent upon achieving anticipated top- and bottom-line results. The Company expects its quarterly run rate in the second half of fiscal 2019 for non-GAAP operating expenses to be ~$19.0 million, with increases to this amount based on investments in growth related areas. This would result in total operating expenses of $75.5 million to $76.5 million for fiscal 2019.

•
Based on the above, we anticipate non-GAAP operating income of approximately $7.5 million to $8.0 million and Adjusted EBITDA of approximately $12.5 million to $13.0 million, slightly above the Company’s prior guidance.

•	The Company reiterated its prior comments with respect to working capital and its balance sheet and still expects to finish the year with an improvement in its cash position.
Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on Monday, February 11, 2019 to discuss its results for the fiscal 2019 second quarter and six-month periods. To listen to the live conference call, please dial toll free (US/CAN) (866) 562-9910, (INTL) (661) 378-9805, conference ID: 9483887. Investors are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events-and-presentations/events.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income tax provision (benefit), income (loss) from continuing operations attributable to Aviat Networks, basic and diluted net income (loss) per share from continuing operations attributable to Aviat Networks, adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA) attributable to Aviat Networks adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of non-GAAP Financial Measures table (Table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks’ business and to better understand its performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance.
Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat Networks with their critical applications. Coupled with a long history of microwave innovations, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat Networks have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook, and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2019, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “estimate,” “expect,” “goal,” “will,” “see,” “continue,” “delivering,” “view,” and “intend,” or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on August 28, 2018 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Glenn Wiener, GW Communications for Aviat Networks, Inc.
Tel: 212-786-6011 / gwiener@GWCco.com

Financial Tables to Follow

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2019 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Revenues:
Revenue from product sales	$41,956	$37,719	$81,081	$72,786
Revenue from services	23,132	24,004	44,511	45,119
Total revenues	65,088	61,723	125,592	117,905
Cost of revenues:
Cost of product sales	26,159	23,784	52,958	47,447
Cost of services	16,439	16,049	32,219	31,272
Total cost of revenues	42,598	39,833	85,177	78,719
Gross margin	22,490	21,890	40,415	39,186
Operating expenses:
Research and development expenses	5,316	5,144	10,253	9,942
Selling and administrative expenses	14,291	14,104	27,997	27,826
Restructuring charges	—	(252)	796	(250)
Total operating expenses	19,607	18,996	39,046	37,518
Operating income	2,883	2,894	1,369	1,668
Interest income	43	42	94	100
Interest expense	(76)	(13)	(81)	(19)
Other (expense) income, net	—	(136)	—	(166)
Income before income taxes	2,850	2,787	1,382	1,583
Provision for (benefit from) income taxes	540	(2,564)	(178)	(3,203)
Net income	2,310	5,351	1,560	4,786
Less: Net income attributable to noncontrolling interest, net of tax	—	280	—	372
Net income attributable to Aviat Networks	$2,310	$5,071	$1,560	$4,414

Net income per share of common stock outstanding:
Basic	$0.43	$0.95	$0.29	$0.83
Diluted	$0.41	$0.90	$0.28	$0.79
Weighted-average shares outstanding:
Basic	5,397	5,329	5,382	5,323
Diluted	5,627	5,624	5,663	5,616

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2019 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 28, 2018	June 29, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$31,542	$37,425
Restricted cash	3	3
Accounts receivable, net	48,624	43,068
Unbilled receivables	32,336	14,167
Inventories	8,593	21,290
Customer service inventories	1,113	1,507
Other current assets	4,873	6,006
Total current assets	127,084	123,466
Property, plant and equipment, net	17,016	17,179
Deferred income taxes	5,127	5,600
Other assets	11,957	9,816
Total long-term assets	34,100	32,595
TOTAL ASSETS	$161,184	$156,061
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9,000	$9,000
Accounts payable	34,777	30,878
Accrued expenses	22,663	25,864
Advance payments and unearned revenue	15,846	19,300
Restructuring liabilities	1,567	1,426
Total current liabilities	83,853	86,468
Unearned revenue	7,721	6,593
Other long-term liabilities	1,346	1,250
Reserve for uncertain tax positions	3,403	2,941
Deferred income taxes	1,534	1,293
Total liabilities	97,857	98,545
Equity:
Preferred stock	—	—
Common stock	54	54
Additional paid-in-capital	815,392	816,426
Accumulated deficit	(739,176)	(746,359)
Accumulated other comprehensive loss	(12,943)	(12,605)
Total equity	63,327	57,516
TOTAL LIABILITIES AND EQUITY	$161,184	$156,061

AVIAT NETWORKS, INC.
Fiscal Year 2019 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating (loss) income, provision for or benefit from income taxes, net income attributable to Aviat Networks, diluted net income per share attributable to Aviat Networks, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2019 Second Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Six Months Ended
	December 28, 2018	% of Revenue	December 29, 2017	% of Revenue	December 28, 2018	% of Revenue	December 29, 2017	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$22,490	34.6%	$21,890	35.5%	$40,415	32.2%	$39,186	33.2%
WTM inventory write-down recovery	(2)		(181)		(90)		(190)
Share-based compensation	52		55		100		99
Non-GAAP gross margin	22,540	34.6%	21,764	35.3%	40,425	32.2%	39,095	33.2%

GAAP research and development expenses	$5,316	8.2%	$5,144	8.3%	$10,253	8.2%	$9,942	8.4%
Share-based compensation	(45)		(39)		(81)		(78)
Non-GAAP research and development expenses	5,271	8.1%	5,105	8.3%	10,172	8.1%	9,864	8.4%

GAAP selling and administrative expenses	$14,291	22.0%	$14,104	22.9%	$27,997	22.3%	$27,826	23.6%
Share-based compensation	(405)		(486)		(757)		(977)
Strategic alternative costs	—		(483)		—		(877)
Non-GAAP selling and administrative expenses	13,886	21.3%	13,135	21.3%	27,240	21.7%	25,972	22.0%

GAAP operating income	$2,883	4.4%	$2,894	4.7%	$1,369	1.1%	$1,668	1.4%
WTM inventory write-down recovery	(2)		(181)		(90)		(190)
Share-based compensation	502		580		938		1,154
Strategic alternative costs	—		483		—		877
Restructuring charges	—		(252)		796		(250)
Non-GAAP operating income	3,383	5.2%	3,524	5.7%	3,013	2.4%	3,259	2.8%

GAAP income tax provision (benefit)	$540	0.8%	$(2,564)	(4.2)%	$(178)	(0.1)%	$(3,203)	(2.7)%
Tax refund from Inland Revenue Authority of Singapore	—		—		—		1,322
Tax receivable from Department of Federal Revenue of Brazil	—		—		1,646		—

	Three Months Ended				Six Months Ended
	December 28, 2018	% of Revenue	December 29, 2017	% of Revenue	December 28, 2018	% of Revenue	December 29, 2017	% of Revenue
	(In thousands, except percentages and per share amounts)
AMT credit related to valuation allowance release	—		3,303		—		3,303
Adjustment to reflect pro forma tax rate	(240)		(439)		(868)		(822)
Non-GAAP income tax provision	300	0.5%	300	0.5%	600	0.5%	600	0.5%

GAAP income attributable to Aviat Networks	$2,310	3.5%	$5,071	8.2%	$1,560	1.2%	$4,414	3.7%
Share-based compensation	502		580		938		1,154
Strategic alternative costs	—		483		—		877
Restructuring charges	—		(252)		796		(250)
Nigeria FX loss on dividend receivable	—		136		—		137
WTM inventory write-down recovery	(2)		(181)		(90)		(190)
Tax refund from Inland Revenue Authority of Singapore	—		—		—		(1,322)
AMT credit related to valuation allowance release	—		(3,303)		—		(3,303)
Tax receivable from Department of Federal Revenue of Brazil	—		—		(1,646)		—
Adjustment to reflect pro forma tax rate	240		439		868		822
Non-GAAP income attributable to Aviat Networks	$3,050	4.7%	$2,973	4.8%	$2,426	1.9%	$2,339	2.0%

Diluted income per share attributable to Aviat Networks’ stockholders:
GAAP	$0.41		$0.90		$0.28		$0.79
Non-GAAP	$0.54		$0.53		$0.43		$0.42

Shares used in computing diluted income per share
GAAP	5,627		5,624		5,663		5,616
Non-GAAP	5,627		5,624		5,663		5,616

ADJUSTED EBITDA:
GAAP income attributable to Aviat Networks	$2,310	3.5%	$5,071	8.2%	$1,560	1.2%	$4,414	3.7%
Depreciation and amortization of property, plant and equipment	1,096		1,308		2,384		2,590
Interest income (expense), net	33		(29)		(13)		(81)
Share-based compensation	502		580		938		1,154
Strategic alternative costs	—		483		—		877
Restructuring charges	—		(252)		796		(250)
Nigeria FX loss on dividend receivable	—		136		—		137
WTM inventory write-down recovery	(2)		(181)		(90)		(190)
Provision for (benefit from) income taxes	540		(2,564)		(178)		(3,203)
Adjusted EBITDA attributable to Aviat Networks	$4,479	6.9%	$4,552	7.4%	$5,397	4.3%	$5,448	4.6%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP income attributable to Aviat Networks excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP income attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2019 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Six Months Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
	(In thousands)
North America	$37,316	$36,985	$65,079	$67,987
International:
Africa and the Middle East	13,832	12,682	27,979	26,144
Europe and Russia	3,233	3,814	6,945	8,260
Latin America and Asia Pacific	10,707	8,242	25,589	15,514
	27,772	24,738	60,513	49,918
Total revenue	$65,088	$61,723	$125,592	$117,905